   As Filed with the Securities and Exchange Commission on December 20, 2002
                                                   Registration No. 333-

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            ALLEGIANT BANCORP, INC.
               (Exact name of registrant as specified in charter)

               MISSOURI                                        43-1262037
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                      Identification Number)

           2122 KRATKY ROAD
          ST. LOUIS, MISSOURI                                    63114
(Address of principal executive offices)                       (Zip Code)

                                   ----------

                            ALLEGIANT BANCORP, INC.
                           2002 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                                 SHAUN R. HAYES
                                2122 KRATKY ROAD
                              ST. LOUIS, MISSOURI
                                     63114
                    (Name and address of agent for service)

                           TELEPHONE: (314) 692-8200

                                   ----------

                                    Copy to:

                              THOMAS A. LITZ, ESQ.
                              THOMPSON COBURN LLP
                               ONE US BANK PLAZA
                           ST. LOUIS, MISSOURI 63101
                                 (314) 552-6000


                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
  TITLE OF SECURITIES TO BE           AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION
          REGISTERED                   REGISTERED               SHARE(1)                  PRICE(1)                  FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        800,000 shares              $17.46                $13,968,000.00            $1,285.06
=============================================================================================================================

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon the average of the high and low sale prices of common stock, of the Company as reported on the Nasdaq National Market on December 16, 2002.

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register 800,000 shares of Allegiant Bancorp, Inc. ("Allegiant" or the "Company") common stock, $0.01 par value, for issuance to optionees under the Allegiant Bancorp, Inc. 2002 Stock Incentive Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

             1. Allegiant's Annual Report on Form 10-K for the year ended December 31, 2001;

             2. Allegiant's Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2002 and June 30, 2002, and Form 10-Q for the quarter ended September 30, 2002; and

             3. The description of Allegiant's Common Stock contained in its Registration Statement on Form S-1, Registration No. 33-22739, dated June 27, 1988, including any amendments or reports filed for the purpose of updating such description. In connection with the merger of Allegiant with Southside Bancshares Corp. ("SBCO") on September 28, 2001, Allegiant merged with and into Southside. However, Allegiant was, in all practical respects, the entity surviving the Merger and immediately after the Merger, Southside changed its name to "Allegiant Bancorp, Inc." Since SBCO was technically the surviving entity, the description of Common Stock incorporated herein by reference is the description of Common Stock of SBCO.

         Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 351.355(1) and Section 351.355(2) of The General and Business Corporation Law of Missouri ("MGBCL") provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) of the MGBCL, provides that, except as otherwise provided in the Company's articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding.
Section 351.355(7) of the MGBCL, provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under Section 351.355(1) or Section 351.355(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Article Eleven of the Company's Amended and Restated Articles of Incorporation provides that the personal liability of a director to the Company or its shareholders for breach of their fiduciary duty is eliminated except as otherwise set forth therein. Article XII of the Company's Amended and Restated Bylaws contains a provision that provides indemnification of the directors and officers of the Company except as otherwise provided therein. Article XII also provides indemnification of the employees and agents of the Company to the extent the board of directors deems appropriate except as otherwise provided therein.

         Pursuant to a policy of directors' and officers' liability insurance, the Company's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Company in the discharge of their duties solely in their capacity as directors or officers of the Company, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company.

Item 8.  Exhibits.
         --------

         See Exhibit Index located at page 7 hereof.

Item 9.  Undertakings.
         ------------

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    * * *

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 19, 2002.

                                   ALLEGIANT BANCORP, INC.


                                   By:/s/ Shaun R. Hayes
                                      --------------------------------------
                                       Shaun R. Hayes
                                       President and Chief Executive Officer



                              POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Shaun R. Hayes and Thomas A. Daiber, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Allegiant Bancorp, Inc. 2002 Stock Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                 Title                                     Date
----                                 -----                                     ----

/s/ Shaun R. Hayes                   President, Chief Executive Officer,       December 19, 2002
------------------------------       and Director (principal executive
Shaun R. Hayes                       officer)

/s/ Thomas A. Daiber                 Executive Vice President and Chief        December 19, 2002
------------------------------       Financial Officer (principal financial
Thomas A. Daiber                     and accounting officer)

/s/ Robert L. Chambers               Director                                  December 19, 2002
------------------------------
Robert L. Chambers




                                     -5-


Name                                 Title                                     Date
----                                 -----                                     ----



/s/ Leland B. Curtis                 Director                                  December 19, 2002
------------------------------
Leland B. Curtis


/s/ Kevin R. Farrell                 Director                                  December 19, 2002
------------------------------
Kevin R. Farrell


/s/ Richard C. Fellhauer             Director                                  December 19, 2002
------------------------------
Richard C. Fellhauer


/s/ Leon A. Felman                   Director                                  December 19, 2002
------------------------------
Leon A. Felman


/s/ Douglas P. Helein                Director                                  December 19, 2002
------------------------------
Douglas P. Helein


/s/ Michael R. Hogan                 Director                                  December 19, 2002
------------------------------
Michael R. Hogan


/s/ C. Virginia Kirkpatrick          Director                                  December 19, 2002
------------------------------
C. Virginia Kirkpatrick


/s/ Nancy C. Pechloff                Director                                  December 19, 2002
------------------------------
Nancy C. Pechloff


/s/ Thomas M. Teschner               Director                                  December 19, 2002
------------------------------
Thomas M. Teschner


/s/ Robert E. Wallace, Jr.           Director                                  December 19, 2002
------------------------------
Robert E. Wallace, Jr.


/s/ John L. Weiss                    Director                                  December 19, 2002
------------------------------
John L. Weiss


/s/ Marvin S. Wool                   Director                                  December 19, 2002
------------------------------
Marvin S. Wool


/s/ Lee S. Wielansky                 Director                                  December 19, 2002
------------------------------
Lee S. Wielansky


                                EXHIBIT INDEX
                                -------------


Reg. S-K
Item 601
Exhibit No.                        Exhibit
-----------------------------------------------------------------------------

   4.1 Amended and Restated Articles of Incorporation of the Company, filed as Annex E to the Company's Registration Statement on Form S-4 (Reg. No. 333-63212), incorporated herein by reference

   4.2 Amended and Restated Bylaws of the Company, filed as Annex F to the Company's Registration Statement on Form S-4 (Reg. No. 333-63212), incorporated herein by reference

   4.3 Allegiant Bancorp, Inc. 2002 Stock Incentive Plan, filed as Annex A to the Company's Proxy Statement for the Company's 2002 Annual Meeting, is incorporated herein by reference

   5.1 Opinion of Thompson Coburn LLP regarding the legality of the shares being registered filed herewith

   23.1      Consent of Thompson Coburn LLP (included in Exhibit 5.1)

   23.2      Consent of Ernst & Young LLP filed herewith

   24        Power of Attorney (set forth on the signature page hereto)


                                    -7-